Exhibit 10.2.2

SECOND AMENDMENT TO CORPORATE SERVICES AGREEMENT
THIS SECOND AMENDMENT TO CORPORATE SERVICES AGREEMENT (“Amendment”), made and entered into as of December 23, 2008, by and between TAUBMAN CENTERS, INC., a Michigan corporation, whose address is 200 East Long Lake Road, Suite 300, Bloomfield Hills, Michigan 48304 (“Company”), and THE TAUBMAN COMPANY LLC, a Delaware limited liability company (successor by conversion to The Taubman Company Limited Partnership, a Delaware limited partnership), whose address is 200 East Long Lake Road, Suite 300, Bloomfield Hills, Michigan 48304 (“Manager”), is based upon the following:
A.    Company and Manager entered into a certain Corporate Services Agreement, dated November 30, 1992, as amended by that First Amendment to Corporate Services Agreement, dated September 30, 1998 (as amended, the “Corporate Services Agreement”) relating to the engagement of Manager, on a sole and exclusive basis, to provide the services described in the Corporate Services Agreement.
B.    The parties have agreed to amend the Corporate Services Agreement in the manner provided herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.    Section 5.1 of the Corporate Services Agreement is hereby deleted and the following is substituted in its place and stead.
“Section 5.1     Compensation.

(1)    As Manager's compensation for providing the services contemplated under this Agreement, other than those services provided pursuant to Section 2.9 hereof, Company shall pay to Manager (“Manager’s Compensation”) each month a multiple of total compensation expense (current and deferred, and excluding only contributions to currently funded pension plans qualified under Section 401(a) of the Internal Revenue Code, paid time off, insurance, and other fringe benefits) of all personnel employed by Manager who are performing such services. The multiple shall vary depending on the nature of the services being performed, as is set forth on

Schedule 5.1 hereto. The Manager shall invoice the Company monthly and the Company shall pay such invoice within thirty (30) days.”
2.    Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to them in the Corporate Services Agreement.
3.    As modified and amended by this Amendment, the Corporate Services Agreement remains in full force and effect and is hereby ratified and confirmed.
The parties hereto have executed this Amendment on the date first above written.

TAUBMAN CENTERS, INC.,
a Michigan corporation

By:    /s/ Chris B. Heaphy
Chris B. Heaphy
Its:    Assistant Secretary

“Company”

THE TAUBMAN COMPANY LLC,
a Delaware limited liability company

By:    /s/ Steve Eder
Steve Eder
Its:    Senior Vice President, Capital Markets
and Treasurer

“Manager”

SCHEDULE 5.1

Description	Compensation Multiple
1. Assist and advise Company's Board of Directors (“Board”) in connection with policy and investment decisions.	2.0
2. Administer the day to day operations of the Company and perform various administrative functions.	1.5
3. Assist and advise the Board with respect to, and execute pursuant to the Board's instructions and administer, all of the obligations of the Company to its shareholders (including managing the registration of any shares and dividend payments on shares).	1.5
4. Communicate on behalf of the Company with its shareholders and other persons, and prepare and file all press releases, statements and reports.	1.5
5. Investigate, select and conduct business with third parties, including TTC's Affiliates, and on behalf the Company engage Third Parties.	2.0
6. Act as attorney-in-fact or agent, as directed by the Board, in acquiring and disposing of and managing the Company's interest in TRG and its other investments; in disbursing and collecting its funds; in paying its debts and fulfilling its obligations; and handling, prosecuting, and settling any its claims.	2.0
7. Negotiate on behalf of the Company with banks or other lenders for loans to be made to it; negotiate on behalf of the Company with investment banking firms or negotiate private or public sales of the securities of the Company.	2.0
8. Invest or reinvest any money of the Company and manage the Company's investment portfolio, including performing any treasury functions.	1.5
9. Furnish the Board and shareholders with such reports and statements as may from time to time be reasonable requested by the Board.	1.5
10. Advise and assist the Board with the continuing qualification of the Company as a REIT.	2.0
11. Administer and advise the Board with respect to the Continuing Offer, the Cash Tender Agreements and the Registration Agreements.	2.0
12. As directed by the Board, exercise the Company's powers and perform the Company's obligations as managing general partner of TRG, pursuant to the partnership agreement of TRG, and including such acts and undertakings as are necessary or desirable in furtherance of the objectives and purposes of TRG.	2.0
13. To the extent specifically authorized by the Board, execute such documents, instruments, agreements and other materials for and on behalf of the Company as the Company has the right and authority to execute; serve as the Company's authorized agent.	1.5
14. Provide the executive personnel for the oversight and management of the Company required in rendering the forgoing services to the Company.	2.0
15. Perform such other services as may be required from time to time for management, administration, and other activities relating to the assets, operation and activities of the Company.	1.5